UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 Or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 27, 2005

ROYAL CARIBBEAN CRUISES LTD.
_____________________________________________
(Exact Name of Registrant as Specified in Charter)

Republic of Liberia
_______________________________________________
(State or Other Jurisdiction of Incorporation)
1-11884	98-0081645

(Commission File Number)	(IRS Employer Identification No.)
1050 Caribbean Way, Miami, Florida	33132.

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: 305-539-6000
Not Applicable
____________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02	Results of Operations and Financial Condition.

On July 27, 2005, Royal Caribbean Cruises Ltd. issued a press release entitled “Royal Caribbean Cruises Ltd. Reports Record Second Quarter Earnings.” A copy of this press release is furnished as Exhibit 99.1 to this report. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of Royal Caribbean Cruises Ltd., whether made before or after the filing of this report, regardless of any general incorporation language in the filing.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

Exhibit 99.1 – Press release entitled “ Royal Caribbean Cruises Ltd. Reports Record Second Quarter Earnings” dated July 27, 2005 (furnished pursuant to Item 2.02).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYAL CARIBBEAN CRUISES LTD.

Date:	July 27, 2005	By:	/s/ LUIS E. LEON

			Name:	Luis E. Leon
			Title:	Executive Vice President and Chief Financial Officer

Exhibit 99.1

News From
Royal Caribbean Cruises Ltd.

Corporate Communications Office

1050 Caribbean Way, Miami, Florida 33132-2096

Contact: Lynn Martenstein or Dan Mathewes

(305) 539-6570 or (305) 539-6153

For Immediate Release

ROYAL CARIBBEAN REPORTS RECORD SECOND QUARTER EARNINGS

MIAMI – (July 27, 2005) – Royal Caribbean Cruises Ltd. (NYSE, OSE: RCL) announced today that net income for the second quarter of 2005 was $154.5 million, or $0.71 per share. This compares to $122.2 million, or $0.58 per share, for the second quarter of 2004. Revenues for the second quarter of 2005 increased 5.3% to $1.2 billion from revenues of $1.1 billion in the second quarter of 2004. The increase in revenues was attributable to an increase in cruise ticket prices and onboard revenues. Gross Yields and Net Yields for the second quarter of 2005 increased 5.6% and 6.3% from the second quarter of 2004, respectively.

“Clearly we had an excellent quarter that exceeded our expectations,” said Richard D. Fain, chairman and chief executive officer. “Despite the spike in fuel prices we are pleased to report a 26% increase in earnings with no increase in capacity.”

The company estimates that lost revenue and costs associated with previously disclosed cancelled/modified voyages reduced second quarter 2005 earnings per share by approximately $0.05.

Gross Cruise Costs and Net Cruise Costs, on a per APCD basis, for the second quarter of 2005 increased 4.9% and 5.7%, respectively, compared to the same quarter in 2004. The increase in these costs was primarily attributable to a 37% increase in “at-the-pump” prices of fuel during the quarter. Net of hedging benefits, fuel costs accounted for 4.1 percentage points of the increase in Net Cruise Costs and represented approximately 7.3% of total revenues. Net Cruise Costs per APCD were lower than previous expectations of an increase of approximately 8%.

During the quarter, the company’s net debt to capital dropped to approximately 46.5% from 49.6%, demonstrating the company’s success in strengthening its balance sheet.

Outlook

Current consumer demand remains strong and the company continues to enjoy price increases over those experienced in the prior year. Assuming there are no external shocks and current booking trends continue, the company reaffirms its prior estimates for Net Yields to increase in the range of 6% to 7% in 2005 compared to the prior year. The company currently expects Net Yields for the third quarter of 2005 will increase by approximately 6%.

Fuel costs remain unpredictable. At-the-pump fuel prices increased 37% in the second-quarter of 2005 compared to the second quarter of 2004. Prices have continued to rise and are currently about 30% higher than the average price for the second half of 2004. If fuel prices for the remainder of the year remain at today’s level, the company estimates that its fuel costs (net of hedging and fuel saving initiatives) will increase approximately $32 million and negatively impact earnings per share by $0.14 compared to the company’s last guidance. Based on this fuel assumption, the company estimates that Net Cruise Costs per APCD for 2005 will increase in the range of 6% to 7% as compared to the prior year. Higher fuel costs account for approximately 4 percentage points of this increase. The company’s expectations for Net Cruise Costs excluding fuel have not changed from previous guidance despite incurring costs associated with vessel incidents.

Based on the aforementioned fuel assumption, the company estimates that Net Cruise Costs per APCD for the third quarter of 2005 will increase approximately 9%, compared to the same quarter in 2004. Higher fuel costs account for approximately 5 percentage points of this increase.

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Depreciation and amortization is expected to be in the range of $405 to $415 million and net interest expense is expected to be in the range of $285 to $295 million.

The company also announced several other factors that it expects to positively impact 2005:

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First Choice Holidays PLC (“First Choice”) has called for redemption in full of its 6.75% convertible preferred shares (“Convertible Preferred Shares”) effective immediately. Upon redemption, Royal Caribbean will receive $348.0 million in cash, resulting in a gain of $44.2 million, or $0.19 per share. As a result of this redemption, the company will no longer receive dividends associated with the Convertible Preferred Shares, which were approximately $6.0 million on a quarterly basis. The decrease in dividend income is expected to negatively impact 2005 earnings per share by approximately $0.04. The decrease in dividend income will be partially offset by interest benefits resulting from the additional liquidity provided by the redemption. Accordingly, the total impact on 2005 earnings per share relating to the redemption of the First Choice Convertible Preferred Shares is expected to be an improvement of approximately $0.17.

Royal Caribbean has been an important investor in First Choice for the last five years and has a successful joint venture cruise line with them, Island Cruises. This venture continues to do well and will be expanding later this year with the addition of Horizon.

•

The company also announced today that it has called for a partial redemption of its Liquid Yield Option Notes due February 2, 2021 (“LYONs”) equal to approximately $182 million of the accreted balance of outstanding LYONs. The LYONs will be redeemed on a pro rata basis and the redemption date is August 11, 2005. Notices of redemption are being mailed to holders of the LYONs today.

The LYONs called for redemption are convertible into shares of the company’s common stock at a conversion rate of 11.7152 shares per LYON. The company expects that most holders of LYONs will choose to convert their portion of LYONs to be redeemed into common stock of the company rather than be redeemed for cash. If all the LYONs called for redemption were to be converted into common shares of

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the company’s stock, this would result in the issuance of approximately 4.5 million shares. For those holders of LYONs who choose not to convert, the company will pay the redemption price in cash equal to the LYON’s original issue price plus accrued original issue discount accreted through and including August 11, 2005. The redemption price is $474.64 per LYON.

•

The company also announced today that, following the redemption date of the LYONs, it expects to implement an orderly program to repurchase up to $250 million of its common stock, which could include open market purchases, an accelerated share repurchase program, or a tender offer.

•	The total impact of the First Choice, LYONs and share repurchase transactions is expected to be neutral to 2006 earnings per share.

Based upon the expectations and assumptions relating to fuel prices contained in this outlook section, management expects full year 2005 earnings per share to be in the range of $2.70 to $2.80 and third quarter 2005 earnings per share are expected to be in the range of $1.45 to $1.50.

Looking forward to the 2006 booking environment, demand for products of Royal Caribbean International and Celebrity Cruises remains strong. The company continues to generate solid demand for its products, resulting in pricing that is ahead of its level at the same time last year. While the company does not have enough visibility to provide specific yield guidance for 2006, demand remains stronger than at the same time last year and early indications point to a positive yield environment.

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The company has scheduled a conference call at 10 a.m. eastern daylight time today to discuss its earnings. This call can be listened to live or on a delayed basis, on the company’s investor relations web site at www.rclinvestor.com.

Terminology and Non-GAAP Financial Measures

Available Passenger Cruise Days (“APCD”)

Available Passenger Cruise Days are the company’s measurement of capacity and represent double occupancy per cabin multiplied by the number of cruise days for the period.

Gross Yields

Gross Yields represent total revenues per APCD.

Net Yields

Net Yields represent Gross Yields less commissions, transportation and other expenses and onboard and other expenses per APCD. The company utilizes Net Yields to manage its business on a day-to-day basis and believes that it is the most relevant measure of its pricing performance because it reflects the cruise revenues earned by us net of our most significant variable costs. The company has not provided a quantitative reconciliation of projected Gross Yields to projected Net Yields due to the significant uncertainty in projecting the costs deducted to arrive at this measure. Accordingly, the company does not believe that reconciling information for such projected figures would be meaningful.

Gross Cruise Costs

Gross Cruise Costs represent the sum of total cruise operating expenses plus marketing, selling and administrative expenses.

Net Cruise Costs

Net Cruise Costs represent Gross Cruise Costs excluding commissions, transportation and other expenses and onboard and other expenses. In measuring the company’s ability to control costs in a manner that positively impacts net income, the company believes changes in Net Cruise Costs to be the most relevant indicator of its performance. The company has not provided a quantitative reconciliation of projected Gross Cruise Costs to projected Net Cruise Costs due to the significant uncertainty in projecting the costs deducted to arrive at this measure. Accordingly, the company does not believe that reconciling information for such projected figures would be meaningful.

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Passenger Cruise Days

Passenger Cruise Days represent the number of passengers carried for the period multiplied by the number of days of their respective cruises.

Occupancy

Occupancy, in accordance with cruise vacation industry practice, is calculated by dividing Passenger Cruise Days by APCD. A percentage in excess of 100% indicates that three or more passengers occupied some cabins.

Royal Caribbean Cruises Ltd. is a global cruise vacation company that operates Royal Caribbean International and Celebrity Cruises, with a combined total of 29 ships in service and two under construction and one on firm order. The company also offers unique land-tour vacations in Alaska, Canada and Europe through its cruise-tour division. Additional information can be found on www.royalcaribbean.com, www.celebrity.com or www.rclinvestor.com.

Certain statements in this news release constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. Words such as “expect,” “anticipate,” “goal,” “project,” “plan,” “believe,” “seek” and similar expressions are intended to identify these forward-looking statements. Forward-looking statements do not guarantee future performance and may involve risks, uncertainties and other factors which could cause our actual results, performance or achievements to differ materially from the future results, performance or achievements expressed or implied in those forward-looking statements. Examples of these risks, uncertainties and other factors include, but are not limited to: general economic and business conditions, vacation industry competition (including cruise vacation industry competition), changes in vacation industry capacity (including over capacity in the cruise vacation industry), the impact of tax laws and regulations affecting our business or our principal shareholders, the impact of changes in other laws and regulations affecting our business, the impact of pending or threatened litigation, the delivery of scheduled new ships, emergency ship repairs, negative incidents involving cruise ships (including those involving the health and safety of passengers), reduced consumer demand for cruises as a result of any number of reasons (including geo-political and economic uncertainties, the unavailability of air service, armed conflict, terrorist attacks and the resulting concerns over safety and security aspects of traveling), our ability to obtain financing on terms that are favorable or consistent with our expectations, changes in our stock price or principal stockholders, the impact of changes in operating and financing costs (including changes in foreign currency, interest rates, fuel, food, payroll, insurance and security costs), weather, the implementation of regulations in the United States requiring United States citizens to obtain passports for travel to additional foreign destinations, and other factors described in further detail in Royal Caribbean Cruises Ltd.’s filings with the Securities and Exchange Commission. The above examples are not exhaustive and new risks emerge from time to time. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In addition, certain financial measures in this news release constitute non-GAAP financial measures as defined by Regulation G. A reconciliation of these items can be found on our investor relations website at www.rclinvestor.com.

Financial Tables Follow

(####)

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ROYAL CARIBBEAN CRUISES LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in thousands, except per share data)

	Second Quarter Ended		Six Months Ended
	June 30,		June 30,

	2005	2004	2005	2004

Passenger ticket revenues	$ 887,952	$ 844,554	$ 1,760,624	$ 1,634,647
Onboard and other revenues	315,290	298,445	610,695	570,036

Total revenues	1,203,242	1,142,999	2,371,319	2,204,683

Cruise operating expenses
Commissions, transportation and other	212,099	206,552	425,671	410,456
Onboard and other	80,189	77,294	141,143	135,177
Payroll and related	126,287	123,987	254,072	239,929
Food	65,216	65,755	132,784	131,591
Other operating	257,125	233,843	494,628	444,677

Total cruise operating expenses	740,916	707,431	1,448,298	1,361,830
Marketing, selling and administrative expenses	148,962	143,321	310,492	293,559
Depreciation and amortization expenses	99,975	97,661	199,737	194,240

Operating Income	213,389	194,586	412,792	355,054

Other income (expense)
Interest income	1,398	1,333	3,845	2,782
Interest expense, net of interest capitalized	(68,742)	(77,146)	(144,031)	(152,886)
Other income	8,449	3,386	17,231	13,055

	(58,895)	(72,427)	(122,955)	(137,049)

Net Income	$ 154,494	$ 122,159	$ 289,837	$ 218,005

Earnings Per Share:
Basic	$ 0.76	$ 0.61	$ 1.43	$ 1.10

Diluted	$ 0.71	$ 0.58	$ 1.34	$ 1.05

Weighted-Average Shares Outstanding
Basic	202,989	198,786	202,308	198,106

Diluted	235,970	234,381	236,091	233,986

STATISTICS

	Quarter Ended		Six Months Ended
	June 30,		June 30,

	2005	2004	2005	2004

Occupancy	106.9%	106.2%	106.3%	105.2%
Passenger Cruise Days	5,664,615	5,639,115	11,437,572	11,151,164
APCD	5,296,700	5,312,326	10,758,712	10,601,862

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ROYAL CARIBBEAN CRUISES LTD.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	As of

	June 30,	December 31,
	2005	2004

	(unaudited)
Assets Current assets Cash and cash equivalents	$ 298,028	$ 628,578
Trade and other receivables, net	82,933	84,899
Inventories	67,544	60,260
Prepaid expenses and other assets	130,201	86,869

Total current assets	578,706	860,606
Property and equipment — at cost less accumulated depreciation and amortization	10,153,424	10,193,443
Goodwill — less accumulated amortization of $138,606	278,561	278,561
Other assets	580,847	631,474

	$11,591,538	$11,964,084

Liabilities and Shareholders’ Equity
Current liabilities Current portion of long-term debt	$ 404,575	$ 905,374
Accounts payable	178,508	162,973
Accrued expenses and other liabilities	321,166	330,073
Customer deposits	1,152,612	875,082

Total current liabilities	2,056,861	2,273,502
Long-term debt	4,330,355	4,826,570
Other long-term liabilities	103,203	59,492
Commitments and contingencies Shareholders’ equity Common stock ($.01 par value; 500,000,000 shares authorized; 205,925,976 and 201,253,140 shares issued)	2,059	2,012
Paid-in capital	2,342,051	2,206,157
Retained earnings	2,770,124	2,533,265
Accumulated other comprehensive (loss) income	(4,558)	71,363
Treasury stock (616,728 and 596,556 common shares at cost)	(8,557)	(8,277)

Total shareholders’ equity	5,101,119	4,804,520

	$11,591,538	$11,964,084

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ROYAL CARIBBEAN CRUISES LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited, in thousands)

	Six Months Ended
	June 30,

	2005	2004

Operating Activities Net income	$ 289,837	$ 218,005
Adjustments:
Depreciation and amortization	199,737	194,240
Accretion of original issue discount on debt	26,606	25,401
Changes in operating assets and liabilities:
Increase in trade and other receivables, net	(1,410)	(5,686)
Increase in inventories	(7,284)	(11,518)
Increase in prepaid expenses and other assets	(37,066)	(43,192)
Increase in accounts payable	14,885	6,555
(Decrease) increase in accrued expenses and other liabilities	(3,194)	19,112
Increase in customer deposits	277,530	307,227
Other, net	11,601	244

Net cash provided by operating activities	771,242	710,388

Investing Activities Purchases of property and equipment	(152,451)	(476,002)
Purchases of short-term investments	(56,500)	(538,694)
Proceeds from sale of short-term investments	56,500	311,950
Other, net	(7,850)	(3,951)

Net cash used in investing activities	(160,301)	(706,697)

Financing Activities
Repayments of long-term debt, net	(900,492)	(93,724)
Net proceeds from issuance of debt	-	225,000
Dividends	(54,807)	(54,321)
Proceeds from exercise of common stock options	15,319	55,329
Other, net	(1,511)	13,532

Net cash (used in) provided by financing activities	(941,491)	145,816

Net (decrease) increase in cash and cash equivalents	(330,550)	149,507
Cash and cash equivalents at beginning of period	628,578	330,086

Cash and cash equivalents at end of period	$298,028	$479,593

Supplemental Disclosure
Cash paid during the period for:
Interest, net of amount capitalized	$ 125,293	$ 131,623

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ROYAL CARIBBEAN CRUISES LTD.

NON-GAAP RECONCILING INFORMATION

(unaudited)

Gross Yields and Net Yields were calculated as follows (in thousands, except APCD and Yields):

	Quarter Ended		Six Months Ended
	June 30,		June 30,

	2005	2004	2005	2004

Passenger ticket revenues	$887,952	$844,554	$1,760,624	$ 1,634,647
Onboard and other revenue	315,290	298,445	610,695	570,036

Total revenues	1,203,242	1,142,999	2,371,319	2,204,683

Less:
Commissions, transportation and other	212,099	206,552	425,671	410,456
Onboard and other	80,189	77,294	141,143	135,177

Net revenues	$910,954	$859,153	$1,804,505	$1,659,050

APCD	5,296,700	5,312,326	10,758,712	10,601,862
Gross Yields	$ 227.17	$ 215.16	$ 220.41	$ 207.95
Net Yields	$ 171.99	$ 161.73	$ 167.73	$ 156.49

Gross Cruise Costs and Net Cruise Costs were calculated as follows (in thousands, except APCD and costs per APCD):

	Quarter Ended		Six Months Ended
	June 30,		June 30,

	2005	2004	2005	2004

Total cruise operating expenses	$740,916	$707,431	$1,448,298	$1,361,830
Marketing, selling and administrative expenses	148,962	143,321	310,492	293,559

Gross Cruise Costs	889,878	850,752	1,758,790	1,655,389

Less:
Commissions, transportation and other	212,099	206,552	425,671	410,456
Onboard and other	80,189	77,294	141,143	135,177

Net Cruise Costs	$597,590	$566,906	$1,191,976	$1,109,756

APCD	5,296,700	5,312,326	10,758,712	10,601,862
Gross Cruise Costs per APCD	$ 168.01	$ 160.15	$ 163.48	$ 156.14
Net Cruise Costs per APCD	$ 112.82	$ 106.72	$ 110.79	$ 104.68

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